                                  Exhibit 99.1


Contact:    Jennifer Seiger
            Corporate Communications
            717-735-5682

August 27, 2002

FOR IMMEDIATE RELEASE


STERLING FINANCIAL CORPORATION DECLARES A CASH DIVIDEND

LANCASTER, PA - Sterling Financial Corporation (NASDAQ:SLFI). The Board of Directors announced that a $0.17 per share cash dividend was declared on August 27, 2002. This dividend is payable on October 1, 2002 to shareholders of record September 16, 2002.

The $0.17 third quarter dividend represents a 6.3% increase over the $0.16 dividend per share paid in October 2001.

Sterling Financial Corporation is a family of financial services organizations that operates 51 banking locations in south central Pennsylvania and northern Maryland, through its subsidiary banks, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, First National Bank of North East and Bank of Lebanon County. In addition to its banking affiliates, Sterling's affiliates include Town & Country Leasing, LLC, Lancaster Insurance Group, LLC, Equipment Finance, Inc., a specialty commercial finance company, and Sterling Financial Trust Company. As of June 30, 2002, total assets of Sterling Financial Corporation were approximately $2.1 billion.